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                                                                    EXHIBIT 32.2

   CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Scott C. Mahan, Vice President of Finance and Chief Financial Officer, certify that:

1. To my knowledge, this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. To my knowledge, the information in this report fairly presents, in all material respects, the financial condition and results of operations of BSQUARE Corporation as of September 30, 2004.

Date: November 5, 2004                /s/ Scott C. Mahan
                                      -----------------------------------
                                      Scott C. Mahan
                                      Vice President of Finance and Chief
                                      Financial Officer

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